Exhibit 10.28

AGREEMENT OF LEASE

BETWEEN

502 WOC PROPERTIES, LP

AS LANDLORD

AND

CONCURRENT PHARMACEUTICALS, INC.

AS TENANT

AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE made this 11th day of July, 2002 by and between 502 WOC PROPERTIES, LP, a Pennsylvania limited partnership (hereinafter called “Landlord”), and CONCURRENT PHARMACEUTICALS, INC., a Delaware corporation (hereinafter called “Tenant”).

1.             FUNDAMENTAL LEASE PROVISIONS.

(a)           “Building”: shall mean the building, consisting of approximately 47,000 rentable square feet, located at 502 West Office Center Drive, Fort Washington, Pennsylvania.

(b)           “Property”: shall mean the Building and the parcel(s) of land on which the Building is located, together with all improvements thereon, as more particularly described in Exhibit “A” attached hereto, and as more fully shown and identified on the plan attached hereto as Exhibit “B.”

(c)           “Tenant’s RSF”: shall mean the rentable square footage of the Property, which is deemed to be 47,000 rentable square feet. Notwithstanding the foregoing, within ninety (90) days after the Commencement Date (hereinafter defined), Landlord may, at Landlord’s sole cost and expense, cause its architect to measure the Property in accordance with the BOMA measurement standard (which shall take into account the Building’s final loss factor) and to certify the same to Landlord and Tenant. If Landlord’s architect’s determination of Tenant’s RSF differs from the square footage listed above, then Tenant’s RSF shall be deemed to be the rentable square footage of the Property as certified by Landlord’s architect and the Minimum Annual Rent shall be adjusted, to reflect any increase or decrease in actual rentable square footage, retroactive to the Commencement Date.

(d)           “Minimum Annual Rent”:

Period	Minimum Annual Rent	Monthly Installment	Base Rent/R.S.F.
Months 1 through 4	$0.00	$0.00
Months 5 through 12	$423,000.00	$52,875.00	$13.50 NNN
Months 13 through 14	$0.00	$0.00
Months 15 through 24	$548,333.30	$54,833.33	$14.00 NNN
Months 25 through 36	$681,500.00	$56,791.67	$14.50 NNN
Months 37 through 48	$705,000.00	$58,750.00	$15.00 NNN
Months 49 through 60	$728,500.00	$60,708.33	$15.50 NNN
Months 61 through 72	$752,000.00	$62,666.67	$16.00 NNN
Months 73 through 84	$775,500.00	$64,625.00	$16.50 NNN
Months 85 through 96	$799,000.00	$66,583.33	$17.00 NNN
Months 97 through 108	$822,500.00	$68,541.67	$17.50 NNN
Months 109 through 120	$846,000.00	$70,500.00	$18.00 NNN
Months 121 through 126	$434,749.98	$72,458.33	$18.50 NNN

(e)           “Initial Term”; “Term”: The initial term (the “Initial Term”) shall be ten (10) years and six (6) months commencing on the Commencement Date and ending on the date (the “Expiration Date”) which is (i) the day immediately preceding the ten (10) year and six (6)

month anniversary of the Commencement Date, if the Commencement Date is the first day of a calendar month, or (ii) the last day of the calendar month in which the ten (10) year and six (6) month anniversary of the Commencement Date occurs, if the Commencement Date is any day other than the first day of a calendar month. The first lease year of the Initial Term shall commence on the Commencement Date and shall end on (i) the day immediately preceding the first anniversary of the Commencement Date, if the Commencement Date is the first day of a calendar month, or (ii) the last day of the month in which the first anniversary of the Commencement Date occurs, if the Commencement Date is any day other than the first day of a calendar month. Each lease year after the first lease year shall be a consecutive twelve (12) month period commencing on the first day of the calendar month immediately following the preceding lease year, except for the final six (6) month period designated in Section 1 (d) as months 121 through 126. The Initial Term including each and every Renewal Term is sometimes referred to herein as the “Term”.

(f)            “Renewal Term”: Provided Tenant is not in default of any provision of this Lease beyond any applicable notice and/or cure period set forth herein, Tenant shall have the right to extend this Lease for three (3) individual five (5) year terms by forwarding to Landlord, at least twelve (12) months prior to end of the Term or the then current renewal period, written notice of Tenant’s election to extend this Lease for each such renewal term. Each renewal term shall be on the same terms and conditions of this Lease, except that Minimum Annual Rent shall be calculated as follows:

The Minimum Annual Rent for each year of the renewal term shall be computed by adding together the last four (4) months of, the. Minimum Annual Rent during the current lease term, dividing the sum of said number by four (4) (hereinafter the “Averaged Rent”), and multiplying the same by three percent (3%), This, product shall added to the Averaged Rent and said sum shall be the Minimum Annual Rent for that year of the renewal term. This formula shall be repeated for each year of the renewal term.

(g)           “Commencement Date”: The Commencement Date of this Lease shall be two (2) days subsequent to Landlord’s acquisition of title to the Property.

(h)           “Delivery Date” shall mean the date on which Landlord delivers possession of the Property to Tenant for the commencement of the Tenant Improvements.

(i)            “Settlement Representation”: Tenant acknowledges and agrees that Landlord will be acquiring the Property from the current owner of the Property (“Current Owner”). Landlord hereby represents to Tenant that an Agreement of Sale between Landlord and Current Owner was executed on or about April 19, 2002. Landlord further represents to Tenant that settlement is scheduled, pursuant to the terms of said agreement, to occur within sixty (60) days of the date of said Agreement of Sale; pending Landlord’s due diligence examination. In the event Landlord does not acquire title to the Property, this Lease shall be null and void, and Landlord shall have no further obligation or duty to Tenant; nor shall Tenant have any further obligation or duty to Landlord.

(j)            “Estimated Delivery Date”: July 15, 2002. However, notwithstanding anything herein to the contrary, in the event Landlord is unable to deliver possession of the Property to Tenant on or before July 31, 2002, then and in that event, Tenant shall have the right, by sending written notice of Tenant’s intent to terminate in accordance with the notice provisions of this Lease, to declare this Lease null and void, and to receive a refund of any deposit monies or other sums paid by Tenant to Landlord pursuant to the terms of this Lease.

In the event Tenant declares this Lease null and void, all right, duties, and obligations of all parties shall terminate immediately, including specifically any rights conferred upon Tenant in Section 2 of this Lease.

(k)           “Notice Addresses”:

Landlord:     502 WOC Associates, LP.

c/o: Westglen Developments, Inc.

9 Old Lincoln Highway

Suite 104

Malvern, PA 19355

With a copy to:           Edward J. Hollin, Esquire

Riley Riper Hollin & Colagreco

240 Daylesford Plaza

P.O. Box 568

Paoli, PA 19301

Tenant:         Prior to the Commencement Date:

Concurrent Pharmaceuticals, Inc

4 Tower Bridge, 4th floor

200 Barr Harbor Drive

Conshohocken, PA 19428

Attn: Gregory Lumpkin

After the Commencement Date:

Concurrent Pharmaceuticals, Inc.

502 West Office Center Drive

Ft. Washington, PA 19034

Attn: Gregory Lumpkin

With a copy to:           Craig L. Finger, Esquire

Fox Rothschild O’Brien & Frankel, LLP

2000 Market Street, 10th Floor

Philadelphia, PA 19103-3291

(l)            “Rent Payment Address”:        Wilmington Trust of Pennsylvania

795 East Lancaster Avenue, Suite 6

Villanova, PA 19085

Attention: Commercial Real Estate Lending Department

In the event that Landlord’s lender(s) require the Rent to be paid directly to it/them, Tenant agrees to comply with the written requests of said lender(s), and to direct payment to the lockbox so designated by said lender(s), and provided Tenant pays such sums to such lenders Tenant shall be released from its obligations to pay such sums to Landlord.

(m)          “Security Deposit”: The initial sum of Two Hundred Thousand Dollars ($200,000.00), which shall be evidenced by the Standby Letter of Credit, as set forth in Section 6 below, shall be held as a Security Deposit hereunder, to secure all of Tenant’s obligations to

Landlord under this Lease. If, on the last day of the Initial Term, no event of default by Tenant as set forth in Section 16 has occurred, the Security Deposit shall be reduced to an amount equal to two (2) months of the then current Minimum Annual Rent and the Standby Letter of Credit shall be reduced accordingly.

(n)           “Liquidated Damages Security”: The initial sum of Six Hundred Fifty Thousand Dollars ($650,000.00), as reduced from time to time pursuant to this Section 1(n), which shall be evidenced by the Standby Letter of Credit, which shall secure Tenant’s obligation to pay the liquidated damages sum in accordance with Section 16(j) below. The Liquidated Damages Security shall be reduced (i) by Fifty Thousand Dollars ($50,000.00) commencing on the third (3rd) anniversary of the Effective Date, and on each annual anniversary thereafter, and (ii) by One Hundred Thousand Dollars ($100,000.00) upon Tenant’s completion of a second phase of Tenant Improvements in accordance with Sections 4 and 11 of this Lease, which second phase of construction shall have an estimated cost of Two Million Five Hundred Thousand Dollars ($2,500,000). If, on the last day of the Initial Term, no event of default by Tenant as set forth in Section 16 has occurred, Tenant shall have no further obligation to maintain the Liquidated Damages Security and the Standby Letter of Credit shall be reduced accordingly.

(o)           “Standby Letter of Credit”: A letter of credit in the initial amount of Eight Hundred Fifty Thousand Dollars ($850,000.00) which shall serve as the Security Deposit and Liquidated Damages Security, naming Landlord and Wilmington Trust, of Pennsylvania (“Wilmington Trust”) as the beneficiaries, which shall;(l) be issued by a commercial bank approved by Landlord and Wilmington Trust, (2)provide that it,; shall be honored upon presentation at the counters of the issuer of a sight draft accompanied only by the original letter of credit instrument, (3) be transferable by any of the beneficiaries at no cost to it, (4) otherwise be in form reasonably acceptable to Landlord and Wilmington Trust, and (5) provide that it is governed by the provisions of the Pennsylvania Uniform Commercial Code and International Standby Practices ISP98, as published by the International Chamber of Commerce (ISP 98), and that in the event of any conflict between such Code and the ISP 98, the Code shall control. Upon reduction in the Security Deposit in accordance with section 1(m) above, the Standby Letter of Credit shall be reduced accordingly. In addition, upon each such reduction in the Liquidated Damages Security in accordance with Section 1(n) above, Tenant shall have the right to reduce the amount of the Standby Letter of Credit by a like amount, i.e., Fifty Thousand Dollars ($50,000.00) per year, or One Hundred Thousand Dollars ($100,000.00) following completion of the second phase of the Tenant Improvements, as applicable; provided however, except as set forth in this Section 1(o), in no event will the Standby Letter of Credit be reduced to an amount less than Two Hundred Thousand Dollars ($200,000.00), during the Term of this Lease, or any renewal or extension terms. Notwithstanding anything to the contrary contained in this Lease, it shall constitute an event of default under this Lease, and Tenant shall have no right to notice or an opportunity to cure, if the Tenant fails to deliver to Landlord a replacement letter of credit which meets the requirement of this Section 1(o) at least thirty (30) days prior to the expiration of the current Standby Letter of Credit (a “Letter of Credit Default”), provided that, Landlord’s sole remedy for such Letter of Credit Default shall be to present such letter of credit for payment, in which event Landlord shall hold Two Hundred Thousand Dollars ($200,000.00) of the cash proceeds thereof as the Security Deposit, and the balance thereof, if any, as the Liquidated Damages Security. Nothing set forth in the preceding sentence shall be deemed to limit Landlord’s remedies following an event of default by Tenant (other than a Letter of Credit Default) as set forth in Section 16. If there then exists no event of default by Tenant nor any event which, following the passage of time, the giving of notice or both, would be an event of default, and Tenant has not filed a petition seeking relief under the US Bankruptcy

Code nor been the subject of an involuntary petition, Tenant shall have the right to provide a replacement letter of credit in accordance with the terms of this Lease as a substitute for the cash proceeds obtained by Landlord pursuant to the foregoing sentence.

(p).  “Permitted Uses”: General Office & Laboratory Use

(q)   “Broker”:        Tenant: GMH Real Capital Partners, LP.

Landlord: none.

2.             RIGHT OF FIRST REFUSAL TO PURCHASE.

(a)           During the Term of this Lease, Landlord shall, if Landlord elects to offer the Property for sale, provide Tenant with thirty (30) days written notice of said intent prior to listing the Property for sale with any commercial broker or offering/advertising the Property for sale to any third party. During such 30-day period, Landlord and Tenant shall negotiate the sale of the property to Tenant. In the event Landlord and Tenant do not enter into an agreement of sale to purchase the Property during the thirty (30) day period, Tenant shall continue to have the right to purchase the Property as set forth more fully below.

(b)           If during the Term and after the expiration of the notice period contemplated by subparagraph (a) next-above, if applicable, Landlord shall receive a bona fide offer (for purposes of this Lease, defined as any written proposal to purchase, letter of intent or agreement of sale which sets forth the purchase price, settlement date, financing conditions, if any, and inspection conditions, if any, [“Essential Terms”]) [the “Offer”] from an independent third party to purchase the Property or any portion thereof, which Offer Landlord is willing to accept, Landlord shall deliver a true, correct and complete copy of said Offer to Tenant (except that Landlord may delete the identity of the proposed purchaser). Thereafter, Tenant shall have the right to purchase the Property upon the same terms and conditions as contained in the Offer, provided Tenant shall so indicate its intention to Landlord in writing within fifteen (15) calendar days after the date of Tenant receiving the copy of said Offer and Tenant shall deposit with Landlord’s lender, in an account titled in Landlord’s and Tenant’s names a check in the amount of One Thousand Dollars ($1,000.00) as additional consideration which sum will be credited against the deposit and the purchase price specified in the Offer. In the event Tenant fails to deliver said notice and fails to deposit the One Thousand Dollars ($1,000.00) within said fifteen (15) days, Tenant shall be deemed to have waived its right to purchase the Property pursuant to such Offer. Landlord shall not be required to provide any additional notice to Tenant. Closing of the sale shall take place within the time period provided in the Offer, or, if no determinable date is calculable from the terms of the Offer, within ninety (90) days after the acceptance of the Offer by Tenant. If within said fifteen (15) day period Tenant does not elect to purchase said real property Landlord may proceed to sell said real property to the original offeror upon the Essential Terms contained in the Offer, or as are contained an agreement of sale between Landlord and the prospective purchaser, or such additional Essential Terms as are not materially more favorable to the purchaser than stated in the Offer. Any extension of the inspection period or time for settlement under the Offer or adjustment to the purchase price under the Offer, which are negotiated in good faith in response to the results of the proposed purchaser’s due diligence examination shall not be considered a material change in the Essential Terms. If Landlord shall sell the Property after a failure by Tenant to exercise its right of first refusal set forth in this Section 2, such sale shall be subject to this Lease, and the right of first refusal set forth herein shall continue and shall be applicable to subsequent sales of the Property. In the event Landlord does not settle the sale with the third-party purchaser, the Tenant shall have the right to again exercise a right of first refusal as to any new offers received by Landlord if from a different third party purchaser, subject to all the provisions of this Lease. Tenant’s rights under this Section 2 shall survive any conveyance of the Property in violation of the terms of this Section 2. Any transfer made to any mortgagee pursuant to a default by Landlord under its obligations to said mortgagee shall not be deemed a transfer in violation of this Section, nor will said transfer be subject to Tenant’s right of first refusal hereunder.

(c)           Tenant’s right of first refusal set forth above shall not apply to any transfer of the Property in mortgage foreclosure, by deed in lieu of foreclosure or as part of a settlement with the mortgagee.

(d)           Landlord shall have no obligation to notify Tenant of Landlord’s intention to sell and Tenant shall have no right to purchase the Property at any time during which Tenant is in default under any of the provisions of this Lease. The right of first refusal set forth in this Section shall terminate automatically if at any time after Landlord and Tenant enter into an agreement of sale and purchase, pursuant to the terms of this Section, Tenant defaults under any of the provisions of this Lease and Landlord gives Tenant written notice of such default; in which event this Section shall be deemed to be null and void and of no further force or effect. In addition, Tenant’s right of first refusal shall terminate automatically if Tenant transfers this Lease without Landlord’s consent in violation of Section 12 of this Lease.

(e)           In the event Tenant elects to exercise its right of first refusal, Tenant shall receive at closing on the Property a credit towards the purchase price from Landlord of Two Hundred Fifty Thousand Dollars ($250,000.00).

(f)            In the event, Tenant elects not to ,exercise; its right of first refusal under this Section 2 and Landlord sells the Property to another third party which has no affiliation or relationship with Tenant, which sale occurs during the Term of this Lease, then Tenant shall receive, at time of settlement with said third-party purchaser, the cash sum of Two Hundred Fifty Thousand Dollars ($250,000.00).

3.             PROPERTY.

Landlord, for the Term, and subject to the provisions and conditions hereof, leases to Tenant and Tenant accepts from Landlord, the Property. Tenant shall not use or occupy, or permit or suffer to be used or occupied, the Property or any part thereof, other than for the Permitted Use.

4.             LANDLORD-TENANT IMPROVEMENTS.

(a)           Landlord shall make improvements to the Property (collectively “Landlord’s Work”), consisting of the following:

(i)            Landlord shall replace and/or repair the roof on the Building at Landlord’s sole cost and expense, in accordance with the requirements set forth in Exhibit “C” hereto;

(ii)           Landlord shall replace and/or repair the driveways and parking areas, including repaving the same, at Landlord’s sole cost and expense, in accordance with the requirements set forth on Exhibit “C hereto; and

(iii)         Landlord shall install a 1,500 KVA transformer within sixty (60) days of Landlord’s acquisition of the Property.

(b)           Except for Landlord’s Work, Tenant acknowledges that the remainder of the repairs which may be required at the Property will be at Tenant’s sole cost and expense, and, accordingly, Tenant accepts the Property in its “AS-IS” condition, without any representation or warranty by Landlord, expressed or implied, except as expressly set forth in this Lease. All Landlord’s Work shall be performed in a good and workmanlike manner and in accordance with all applicable laws.

(c)           Except for Landlord’s Work, Tenant shall perform, at its sole cost and expense, all work which Tenant deems necessary or desirable to prepare the Property for Tenant’s initial occupancy (collectively, the “Tenant Improvements”), which Tenant Improvements shall be subject to the prior written approval of Landlord which approval shall not be unreasonably withheld, conditioned or delayed. All work shall be performed in a good and workmanlike manner and in accordance with all applicable laws. Prior to the commencement of any work within the Property, Tenant shall submit to Landlord, for Landlord’s prior approval, proposed plans and specifications (the “Proposed Tenant’s Plans”) for Tenant’s proposed improvements to the Property, which plans shall be prepared by a registered architect and engineer licensed to do business within the State in which the Property is located. The Proposed Tenant’s Plans shall include all information and specifications necessary for Landlord to fully review the work described therein and shall conform to all applicable laws and requirements of public authorities and insurance underwriters’ requirements. If Landlord disapproves the Proposed Tenant’s Plans, Landlord shall state specifically the reasons for such disapproval, and Tenant shall cause its architect and/or engineer to promptly make any changes in the Proposed Tenant’s Plans reasonably required by Landlord. The Proposed Tenant’s Plans, as finally approved by Landlord, are hereinafter referred to as the “Tenant’s Plans”. Landlord agrees to provide Tenant with Landlord’s approval of Proposed Tenant’s Plan within ten (10) days of submission to Landlord. If Landlord fails to approve or reject said proposed plans within said time period, the Proposed Tenant Plans, as submitted by Tenant, shall be deemed approved by Landlord. Tenant shall be responsible for securing all permits and approvals necessary to construct the Tenant improvements, including specifically the costs of any such permits or approvals. Landlord shall cooperate with Tenant, at no cost to Landlord, in connection with Tenant’s efforts to obtain such permits and approvals.

(d)           Landlord and Tenant agree that Landlord shall make available for Tenant Improvements as required in this paragraph, the sum of Four Hundred Six Thousand Dollars ($406,000.00) (the “Tenant Improvement Allowance”). The Tenant Improvement Allowance shall be reserved from the mortgage loan being made to Landlord by. Wilmington Trust, or such other lender holding a first mortgage on the Property. The Tenant Improvement Allowance shall be made available by Landlord to reimburse Tenant for sums expended by Tenant for any Tenant Improvements Tenant makes at the Property. The Tenant Improvement Allowance shall be payable by Landlord to Tenant within ten (10) days after Tenant’s submission to Landlord of paid invoices for the completed office space, as more particularly shown on the plans attached hereto as Exhibit “D”.

(e)           Landlord shall have the right to inspect Tenant’s construction of the Tenant Improvements to ensure compliance with the provisions of this Section.

(f)            All contractors and subcontractors utilized, or to be utilized, by Tenant for the performance of the Tenant Improvements shall be subject to the prior written approval of

Landlord which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall submit the names of the Tenant’s proposed contractors to Landlord for Landlord’s prior approval at least ten (10) business days prior to the initial entry into the Building or the Property by Tenant’s contractors. In addition, prior to the initial entry into the Building or the Property by Tenant and by each of Tenant’s contractors, Tenant shall furnish Landlord, at Tenant’s sole cost and expense, with policies of insurance covering Landlord, the Property Manager and their respective agents and employees, with such coverages and in such amounts as Landlord may then require in order to insure Landlord, its beneficiaries or agents against loss or liability for injury or death or damage to property arising out of or related to the construction of the Tenant Improvements. Tenant agrees that Tenant and Tenant’s Contractors and their activities in the Building and Property or otherwise relating to the construction of the Tenant Improvements will not interfere with any activities of Landlord and the tenants and other occupants of the Building.

5.             RENT.

(a)           During the Term, Tenant shall pay to Landlord the Minimum Annual Rent in the amounts set forth in Section 1 (Fundamental Lease Provisions) above. Such Minimum Annual Rent shall be payable in equal monthly installments in advance on the first day of each calendar month, without deduction or right of setoff, except as provided for in the Lease.

(b)           The term “Rent” as used in this Lease shall mean the Minimum Annual Rent, and all other additional rent or other sums payable by Tenant to Landlord under this Lease. All Rent other than the Minimum Annual Rent is referred to herein as “Additional Rent.”

(c)           The first installment of Rent shall be payable on the first (1st) day of the fifth (5th) calendar month after the Commencement Date. If the Term begins on a day other than the first day of a calendar month, Rent from such day until the first day of the following calendar month shall be prorated on a per diem basis for each day of such partial month. Additional Rent for items not paid directly by Tenant (including without limitation, real estate taxes, impositions, assessments and insurance premiums, shall be payable on the same date in monthly installments, each in an amount equal to 1/12 of the estimated annual Additional Rent, with an annual adjustment between such estimates paid and the actual annual Additional Rent.

(d)           All Rent and other sums due to Landlord hereunder shall be payable to Landlord at the Rent Payment Address specified in Section 1 (Fundamental Lease Provisions), or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant, without demand and without deduction, set-off or counterclaim (except to the extent demand, notice or other right of set off shall be expressly provided for herein). Tenant’s covenant to pay Rent is independent of every other covenant under this Lease.

(e)           If Landlord, at any time or times, shall accept said Rent due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as, a waiver of any of Landlord’s rights hereunder.

(f)            Additional Rent shall include, but not be limited to, all taxes, assessments, impositions and insurance premiums associated with the Property, and any items which Landlord must pay due to Tenant’s failure to make payment, or as otherwise required by this Lease, except such amounts or costs which are the sole obligation of Landlord as provided for in Sections 4 and 7(b) of this Lease, which amounts or costs shall be excluded from Additional Rent.

6.             SECURITY DEPOSIT. As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, including without limitation the recovery by Landlord of all amounts due and owing under this Lease, Tenant has deposited (or shall deposit upon execution hereof by Tenant) with the Landlord, the Security Deposit, which shall not constitute Rent for any month (unless so applied by Landlord on account of Tenant’s default) or a measure of Tenant’s liability for damages. Upon a default by Tenant hereunder, which is not cured within any notice and/or cure period set forth herein, Landlord shall have the right, without prejudice to any other remedy, to apply so much of the Security Deposit as is necessary to cure such default or pay any expenses (including, without limitation, reasonable attorney’s fees) incurred as a result of such default, or to satisfy any claim of judgment for damages Tenant shall, upon demand, restore any portion of said Security Deposit applied by Landlord to the cure of any default by Tenant hereunder, and to also restore or secure a replacement letter of credit in conformity with this Lease. Landlord shall not commingle the Security Deposit with the other account(s) of Landlord. To the extent that Landlord has not applied said sum on account of a default, the Security Deposit shall be returned (with interest) to Tenant within thirty (30) days following the later to occur of: (a) the Expiration Date, and (b) and the date that Tenant surrenders possession the Property in accordance with the terms of this Lease. The Security Deposit shall be in the form of a Standby Letter of Credit, as defined in this Lease.

7.             MAINTENANCE OBLIGATION.

(a)           Tenant’s Maintenance Obligation. Tenant shall be responsible for the maintenance, repair and replacement of all systems, including specifically, plumbing (only such plumbing as is internal to the building and does not extend beyond the exterior walls of the Building shall be Tenant’s obligation), sprinkler, electric from the secondary side of the transformer into the Building, an annual service/maintenance contract for the elevator and maintenance associated therewith (but not the obligation or replace the elevator—which obligation shall be the responsibility of Landlord) and HVAC systems, as well as all landscaping, utilities, cleaning and repair of the Property, excluding the physical structure of the Building, the paved surfaces of the parking lot and driveway areas. Notwithstanding anything herein, Tenant shall be responsible for the cleaning, ice removal and snow removal on the paved surfaces and driveway areas. Tenant acknowledges that Landlord will cause to be installed a new roof at the Property. Tenant shall consult with, and follow the directions and instructions of, Landlord’s roofing contractor prior to entering upon, working upon, or penetrating the roof for any reason to ensure continued compliance with the warranty provisions of the new roof. In the event Tenant fails to so act, and the roof warranty is voided, Tenant shall be responsible for any roof repairs required to reinstate the warranty. Any item which Tenant fails to repair, may be repaired by Landlord, after notice to cure has been provided, and the cost thereof shall be Additional Rent. Landlord represents to Tenant that as of the date of this Lease, all such systems are in good and workmanlike condition and in good operating condition.

(b)           Landlord’s Maintenance Obligations. Except as expressly set forth in Section 7(a) above, Landlord shall be responsible for the maintenance, replacement and repair of the physical structure of the Building, and the Property, including, without limitation, the roof, foundation, floor slabs other structural supports of the Building, the parking lot and all other paved surfaces and driveway areas (excluding the cleaning, ice removal and snow removal for any paved surfaces or driveways). Landlord’s sole responsibility and maintenance obligation with regard to the elevator shall only be for the replacement of the elevator in the Building if the maintenance company performing the service work indicated that the replacement of the elevator is required for code or safety reasons and for the cost of bringing the elevator in compliance with any applicable rules, regulations or ordinances. None of the costs of this Section 7(b) shall be passed through to Tenant as part of any Additional Rent or maintenance charge.

8.             UTILITIES SEPARATELY CHARGED TO PROPERTY. In addition to the Minimum Annual Rent and Additional Rent, Tenant shall pay for all utilities (including, without limitation, water, sewer, gas and electricity) that are consumed within the Property. Tenant shall pay all utility bills within ten (10) days after receipt by Tenant. Landlord shall have the right to access to the Property from time to time to install or remove utility facilities.

9.             TRIPLE NET LEASE. It is agreed that this Lease is a “net, net, net” lease and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Property, the Building and the Property which may arise or become due during the Term shall be Tenant’s responsibility and obligation excepting only the cost of Landlord’s Work as described in Section 4 above and the maintenance, replacement and repair of the physical structure of the Building described in Section 7 above. It is the purpose and intent of Landlord and Tenant that the Minimum Annual Rent provided for pursuant to the terms of this Lease be absolutely net to Landlord and that all costs and expenses and obligations of every kind and nature whatsoever relating to the Property, the Building and the Property be Tenant’s obligation, excepting the cost of Landlord’s Work as described in Section 4 above and those costs identified in Section 7(b) above which shall be the obligation of Landlord.

10.          CARE OF PROPERTY. Tenant agrees, on behalf of itself, its employees and agents that it shall:

(a)            Comply at all times with any and all federal, state and local statutes, regulations, ordinances, and other requirements of any of the constituted public authorities and insurers insuring the Building relating to Tenant’s use, occupancy or alteration of the Property;

(b)           Not overload, damage or deface the Property or do any act which might make void or voidable any insurance on the Property or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium);

(c)           Not make any alteration of or addition to the Property without the prior written approval of Landlord, except for interior, nonstructural alterations of a decorative nature that do not exceed more than Two Dollars ($2.00) per rentable square foot of the Property in the aggregate during a one (1) year period. Any interior partitions or other alterations affecting the efficiency of the Building’s electrical, plumbing or HVAC systems shall not be considered “of a decorative nature” within the meaning of the preceding sentence, All alterations performed in the Property by Tenant, whether or not requiring Landlord’s consent, shall be performed: (i) at Tenant’s sole cost and expense, (ii) by contractors and subcontractors approved in advance in writing by Landlord, (iii) in a good and workmanlike manner and in accordance with all applicable laws and ordinances, and (iv) excepting interior painting and floor and wall coverings, and installation of decorative hardware only after providing written notice to Landlord at least ten (10) days prior to performing such alterations. Upon completion, all alterations to the Property by Tenant shall be the property of Tenant until the expiration or earlier termination of this Lease. Upon the expiration or earlier termination of this Lease, all such alterations shall remain at the Property and become the property of Landlord without payment by Landlord therefor. Notwithstanding the foregoing, Landlord, at Landlord’s option, shall have the right to require that any or all of such alterations be removed upon the expiration or earlier termination of the Lease by providing written notice thereof to Tenant, at the time of Landlord’s approval of proposed Tenant’s plans for alterations or before the expiration of the ten (10) day notice period, a list of items which Landlord will require Tenant to remove at the end of the term, or any renewal or extension thereof; provided, however, that Tenant shall have no obligation to remove any roof top HVAC equipment, boilers, duct work, fume hoods, partitions, wiring, lab counter top and cabinetry, light fixtures and electrical distribution panels. In the event Tenant installs an item which is indicated on the Tenant’s proposed plans, which Landlord does not indicate to Tenant that Tenant must remove, they shall remain at the end of the Term and shall become the property of Landlord. Landlord hereby approves the Tenant Improvements more particularly shown on the plans attached hereto as Exhibit “D”.

(d)                                    Not install any equipment of any kind whatsoever which might necessitate any changes, replacements or additions to any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other systems serving the Property or any other portion of the Building, or to any of the services required of Landlord under this Lease, without the prior written approval of Landlord, and in the event such consent is granted, such replacements, changes or additions shall be paid for by Tenant at Tenant’s sole cost and expense. At the expiration or earlier termination of this Lease, Tenant shall pay Landlord’s cost of restoring such systems to their condition prior to such replacements, changes or additions.

(e)                                  Not place signs on the Property which do not comply with all local zoning and/or land use ordinances of any local municipal body, and which have not been approved, by Landlord, in writing, which approval shall not be unreasonably withheld.

(f)                                      Not install or authorize the installation of any coin operated vending machine, except for the dispensing of snacks, coffee, and similar items to the employees of Tenant for consumption upon the Property; and

11.                               MECHANICS’ LIENS. Prior to Tenant performing any alterations to the Property for which a lien could be filed against the Property or the Building, and specifically Landlord’s interest in the Building and Property, Tenant shall have its contractor execute and file in the appropriate public office a Waiver of Mechanics’ Lien, in form satisfactory to Landlord, and provide Landlord with a true, correct and complete copy thereof. Tenant shall, within ten (10) days after notice from Landlord, discharge any mechanics’ lien for materials or labor claimed to have been furnished to the Property on Tenant’s behalf (except for work contracted for by Landlord) and shall indemnify and hold harmless Landlord from any and all claims, costs, damages, loss, liabilities and expenses (including, without limitation, reasonable attorney’s fees) incurred by Landlord in connection therewith. Tenant hereby acknowledges and agrees that any work performed on behalf of Tenant or contracted for by Tenant, whether or not required or contemplated by this Lease, is not intended for the immediate use and/or benefit of Landlord.

12.                               SUBLETTING AND ASSIGNING.

(a)                                 Tenant shall not assign this Lease or sublet all or any portion of the Property, whether voluntarily or by operation of law, without first obtaining the prior written consent of Landlord and Wilmington Trust or Landlord’s then current mortgagee (“Mortagee”), which consent shall not be unreasonably withheld by Landlord and Mortgagee. Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent if, by way of example and not limitation, the reputation or financial responsibility of a proposed assignee or subtenant is unsatisfactory to Landlord or Mortgagee, or if Tenant is in default in the payment or performance of any of its obligations hereunder. Any assignment or sublease in violation of this Section shall be void at the option of Landlord and shall constitute an event of default hereunder without the opportunity for notice or cure by Tenant.

(b)                                 A merger, consolidation or transfer or sale by Tenant of all or a majority of the voting shares, partnership interests or other controlling interests in Tenant shall be deemed an assignment of this Lease by Tenant not requiring Landlord’s prior written consent pursuant to subparagraph (a) above, so long as the assignee has equal or better cash flow, net worth, and asset and debt ratios as Tenant. Notwithstanding the foregoing, so long as Tenant is not in default under this Lease, upon thirty (30) days prior written notice to Landlord, Tenant shall have the right, without Landlord’s consent, to sublet all or a portion of the Property or to assign this Lease to any entity which is an Affiliate (as hereinafter defined) of Tenant provided said Affiliate otherwise meets the minimum requirements of this Section 12(b). As used herein, “Affiliate” shall mean any entity that directly owns more than fifty percent (50%) of the voting shares, partnership interests or other controlling interests in Tenant.

(c)                                  Notwithstanding the foregoing, any such subletting or assignment (whether or not requiring Landlord’s and Mortgagee’s consent) shall not in any way relieve or release Tenant from liability for the payment and performance of all obligations under this Lease. Furthermore, no assignment will be valid unless the assignee shall execute and deliver to Landlord an assumption of liability agreement in form reasonably satisfactory to Landlord and such assignee, including an assumption by the assignee of all of the obligations of Tenant and the assignee’s ratification of and agreement to be bound by all the provisions of this Lease; and no, subletting will be valid unless Tenant and the subtenant have executed and delivered to Landlord a sublease agreement pursuant to which such subtenant agrees that the sublease shall be subject to all of the terms and conditions of this Lease.

(d)                                 Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of all sublease rents or other sums or economic consideration received by Tenant from such sublease (after deducting Tenant’s reasonable costs of reletting), excluding any legal costs associated with any merger or acquisition, whether denominated as rentals or otherwise, in excess of the monthly sums which Tenant is required to pay under this Lease.

13.                                   FIRE OR CASUALTY. In the event that the whole or a substantial part of the Building or the Property is damaged or destroyed by fire or other casualty, then, within forty-five (45) days after the date that Landlord receives notice of such fire or other casualty, Landlord shall provide written notice to Tenant as to the estimated time period for the restoration of the damage. In the event that Landlord’s notice provides that the repairs to the Property shall require more than two hundred seventy (270) days to complete, after the completion of the insurance claim adjustment period, then Landlord or Tenant shall have the right to terminate this Lease by providing written notice thereof to the other party within thirty days (30) after completion of the insurance claim adjustment. In the event that the damage can be repaired within such two hundred seventy (270) days or in the event neither Landlord nor Tenant has elected to terminate this Lease in accordance with the foregoing sentence, Landlord shall thereupon cause the damage (excepting, however, Tenant’s furniture, fixtures, equipment and other personal property in, and all alterations and improvements performed by Tenant to, the Property, which shall be Tenant’s responsibility to restore) to be repaired with reasonable speed, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord. In the event Landlord is unable to complete all the repairs within said Two Hundred Seventy (270) day period described above, Tenant shall receive a pro rata reduction in Rent equal to the percentage of space Tenant cannot occupy until such time as the additional space in the Building is competed. In the event any mortgagee, having the right to do so, shall direct that the insurance proceeds are to be applied to reduce the mortgage debt rather than to the repair of such damage, this Lease shall, at the option of Landlord, be terminated effective as of the date of casualty. To the extent and for the time that the Property are rendered untenantable on account of fire or other casualty, the Rent shall proportionately abate.

14.                               EMINENT DOMAIN. If the whole or a substantial part of the Building or the Property is taken or condemned for a public or quasi-public use under any statute or by right of eminent domain by any competent authority or sold in lieu of such taking or condemnation, such that in the opinion of Landlord the Building is not economically operable as before without substantial alteration or reconstruction, this Lease shall automatically terminate on the date that the right to possession shall vest in the condemning authority (the “Taking Date”), with Rent being adjusted to said Taking Date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. Except as set forth below in this Section 14, Tenant shall have no claim against Landlord and no claim or right to any portion of any amount that may be awarded as damages or paid as a result of any taking, condemnation or purchase in lieu thereof; all rights of Tenant thereto are hereby assigned by Tenant to Landlord. If any part of the Property is so taken or condemned and this Lease is not terminated in accordance with the foregoing provisions of this Section, this Lease shall automatically terminate as to the portion of the Property so taken or condemned, as of the Taking Date, and this Lease shall continue in full force as to the remainder of the Property, with Rent abating only to the extent of the Property so taken or condemned; provided, however, that if the remaining portion of the Property is no longer suitable for the Permitted Use, then Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord within thirty (30) days after the Taking Date. Landlord hereby grants unto Tenant, and Tenant reserves the right to claim, in the event of any eminent domain proceeding, relocation damages and expenses, as well as a loss of any personal property installed by Tenant at the Property. Said claim for Tenant shall be permitted only to the extent that said claim does not reduce the actual damage award to Landlord.

15.                               INSOLVENCY. (a) The appointment of a receiver or trustee to take possession of all or a portion of the assets of Tenant, or (b) an assignment by Tenant for the benefit of creditors, or (c) the institution by or against Tenant of any proceedings for bankruptcy or reorganization under any state or federal law (unless in the case of involuntary proceedings, the same shall be dismissed within forty-five (45) days after institution), or (d) any execution issued against Tenant which is not stayed or discharged within fifteen (15) days after issuance of any execution sale of the assets of Tenant, shall constitute a breach of this Lease by Tenant. Landlord in the event of such a breach, shall have, without need of further notice, the rights enumerated in Section 16 herein.

16.                               DEFAULT.

(a)                                 If (i) Tenant shall fail to pay Rent or any other sum payable to Landlord hereunder when due and such failure continues for more than five (5) days after written notice thereof from Landlord to Tenant (provided, however, that Landlord shall not be required to provide written notice to Tenant more than two times during any twelve month period); or (ii) any of the events or a breach by Tenant specified in Section 15 occurs; or (iii) Tenant sublets the Property or assigns this Lease in violation of the provisions of Section 12 hereof; or (iv) Tenant fails to maintain the insurance required pursuant to Section 18 hereof and such failure is not cured within thirty (30) days after written notice thereof from Landlord to Tenant or five (5) days prior to the expiration of any such policy of insurance, whichever is earlier; or (v) Tenant fails to pay, and maintain with, Landlord the Security Deposit within the time periods prescribed by Section 6 hereof; or (vi) Tenant fails to perform or observe any of the other covenants, terms or conditions contained in this Lease and such failure continues for more than thirty (30) days after written notice thereof from Landlord (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure and in all events completes such cure within ninety (90) days of such notice from Landlord); then and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

(i)                                declare to be immediately due and payable, a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided;

(ii)                                  terminate this Lease upon written notice to Tenant and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Property to Landlord in the condition elsewhere herein required, and Tenant shall remain liable to Landlord as hereinafter provided; and/or

(iii)                                in the event Tenant has failed to timely pay Rent and such failure is not cured within the notice and cure period set forth in Section 16(a)(i) above, Landlord may enter upon and repossess the Property, by force, summary proceedings, ejectment or otherwise, and dispossess Tenant and remove Tenant and all other persons and property from the Property, without being liable to Tenant for prosecution or damages therefor, and Tenant shall remain liable to Landlord as hereinafter provided.

(b)                                 For purposes herein, the Accelerated Rent Component shall mean the aggregate of:

(i)                                     all Rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

(ii)                                   the Minimum Annual Rent reserved for the then entire unexpired balance of the Term (taken without regard to any early termination of the Term by virtue of any default or any early termination rights set forth herein), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the Term which shall be capable of precise determination at the time of Landlord’s election to recover the Accelerated Rent Component; and

(iii)                                Landlord’s good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the Term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of the Additional Rent to accrue pursuant to the provision of Section 5 hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default).

If Tenant tenders the Accelerated Rent Component reduced to present value at the rate of 8% within thirty (30) days from the date Landlord issues a written notice of the Accelerated Rent Component, such payment shall satisfy the Accelerated Rent Component in full.

(c)                                     In any case in which Landlord shall have entered upon and repossessed the Property, Landlord may (but shall be under no obligation to attempt to) relet all or any portion of the Property for and upon such terms as Landlord, in its sole discretion, shall determine. Landlord need not consider any proposed tenant offered by Tenant in connection with such reletting. For the purpose of such reletting, Landlord may decorate or make reasonable repairs, changes, alterations or additions to the Property to the extent deemed desirable or convenient by Landlord. All costs of reletting, including, without limitation, the cost of such repairs, changes, alterations and additions, brokerage commissions and reasonable legal fees, shall be charged to and be payable by Tenant as Additional Rent hereunder. Any sums collected by Landlord from any new tenant shall be credited against the balance of the Minimum Annual Rent and Additional Rent due hereunder as aforesaid.

(d)                                 Landlord shall in no event be responsible or liable for any failure to relet the Property or any part thereof, or for any failure to collect any Rent due upon a reletting.

(e)                                  Tenant shall pay upon demand all of Landlord’s costs, charges and expenses, including the reasonable fees and out-of-pocket expenses of counsel, agents and others retained by Landlord, incurred in enforcing Tenant’s obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which tenant causes Landlord, without Landlord’s fault, to become involved or concerned.

(f)                                   CONFESSION OF JUDGMENT FOR POSSESSION. IN THE EVENT OF A DEFAULT BY TENANT, WHICH IS NOT CURED WITHIN AND NOTICE AND/OR CURE PERIOD SET FORTH HEREIN, AND IN ADDITION TO ANY AND ALL OTHER RIGHTS AND REMEDIES OF WHICH THE LANDLORD MAY BE POSSESSED, THE LANDLORD MAY CAUSE A JUDGMENT IN EJECTMENT TO BE ENTERED AGAINST THE TENANT FOR POSSESSION OF THE PROPERTY, AND FOR THAT PURPOSE THE TENANT AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR THE TENANT AND TO CONFESS JUDGMENT AGAINST THE TENANT IN EJECTMENT FOR POSSESSION OF THE PROPERTY AND AGREES THAT THE LANDLORD MAY COMMENCE AN ACTION PURSUANT TO THE PENNSYLVANIA RULES OF CIVIL PROCEDURE FOR THE ENTRY OF AN ORDER IN EJECTMENT FOR POSSESSION OF THE PROPERTY, AND THE TENANT FURTHER AGREES THAT A WRIT OF POSSESSION PURSUANT THERETO MAY ISSUE FORTHWITH, FOR WHICH AUTHORIZATION TO CONFESS JUDGMENT AND FOR THE ISSUANCE OF A WRIT OR WRITS OF POSSESSION PURSUANT THERETO, THIS LEASE, OR A TRUE AND CORRECT COPY THEREOF, SHALL BE SUFFICIENT WARRANT. TENANT FURTHER COVENANTS AND AGREES THAT IF FOR ANY REASON WHATSOEVER, AFTER SAID ACTION SHALL HAVE BEEN COMMENCED, THE ACTION SHALL BE TERMINATED AND THE POSSESSION OF THE PROPERTY SHALL REMAIN IN OR BE RESTORED TO THE TENANT, THE LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT, WHICH IS NOT CURED WITHIN ANY NOTICE AN/OR CURE PERIOD SET FORTH HEREIN OR UPON THE TERMINATION OF THIS LEASE AS SET FORTH ABOVE TO COMMENCE SUCCESSIVE ACTIONS OR POSSESSION OF THE PROPERTY AND TO CAUSE THE ENTRY OF SUCCESSIVE JUDGMENTS BY CONFESSION IN EJECTMENT FOR POSSESSION OF THE PROPERTY.

/s/ John J. Baldwin
TENANT	[ILLEGIBLE]

(i)                                      In any procedure or action to confess judgment in ejectment for possession of the Property, if the Landlord shall first cause to be filed in such action an affidavit or averment of the facts constituting a default by Tenant, or the occurrence of a condition precedent, the happening of which default or occurrence authorizes, permits, or empowers the Landlord to cause the entry of judgment by confession, such affidavit or averment shall be conclusive evidence of such default by Tenant or occurrence; and if a true copy of this Lease be filed in such procedure or action, it shall not be necessary to file the original warrant of attorney, any rule of Court, custom, or practice to the contrary notwithstanding.

/s/ John J. Baldwin
TENANT	[ILLEGIBLE]

(ii)                                   Tenant hereby releases the Landlord, and any and all attorneys who may appear for Landlord or Tenant in any action by confession from all errors in any procedure or action to enter judgment by confession by virtue of the warrant of attorney contained herein, and any liability therefor. Tenant further authorizes the Prothonotary or any Clerk of Court to issue a Writ of Execution or other process, and further agrees that Tenant may be dispossessed of the Property either at the end of the Term, or sooner termination of this Lease, for non-payment of rent, or for any other reason. TENANT SPECIFICALLY WAIVES THE RIGHT TO ANY NOTICE TO QUIT REQUIRED BY ANY STATUTE, RULE OR REGULATION OF ANY STATE, INCLUDING SPECIFICALLY THE COMMONWEALTH OF PENNSYLVANIA.

(iii)                               The right to enter judgment against Tenant by confession to enforce any provision of this Lease provided for more fully in this Lease generally, may, at the option of any assignee of this Lease be exercised by said assignee of Landlord’s right, title and interest in this Lease in such assignee’s own name, any statute, rule of Court, custom or practice to the contrary notwithstanding.

(g)                                  If Rent or any other sum due from Tenant to Landlord shall be overdue for more than five (5) days after notice from Landlord, Tenant shall be obligated to pay to Landlord a late charge equal to the lesser of five (5%) percent of the overdue amount, or the late charge provided for overdue loan payments in Landlord’s then existing mortgage loan for the Property. In addition, overdue payments not made within any applicable grace or notice period shall thereafter bear interest at the rate of ten percent (10%) per annum (or, if lower, the highest legal rate) until paid, and such interest shall continue to accrue after entry of judgment and until full satisfaction.

(h)                                 All remedies available to Landlord hereunder and at law and in equity shall be cumulative and concurrent. No termination of this Lease nor taking or recovering possession of the Property shall deprive Landlord of any remedies or actions against Tenant for Rent, for charges or for damages for the breach of any covenant, agreement or condition herein contained, nor shall the bringing of any such action for Rent, charges or breach of covenant, agreement or condition, nor the resort to any other remedy or right for the recovery of Rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No reentering or taking possession of the Property, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such election to terminate is given by Landlord to Tenant.

(i)                                 No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy allowed for the violation of such provision, even if such violation is continued or repeated, and no express waiver shall affect any provision other than the one(s) specified in such waiver and only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Property, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. The receipt by Landlord of a lesser amount than the Minimum Annual Rent or any Additional Rent due shall not be construed to be other than a payment on account of the Minimum Annual Rent or Additional Rent then due, and any statement on Tenant’s check or any letter accompanying Tenant’s check to the contrary shall not be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the Minimum Annual Rent or Additional Rent due or to pursue any other remedies provided in this Lease or otherwise.

(j)                                    If following an event of default by Tenant (other than a Letter of Credit Default) as set forth in Section 16 Landlord exercises its remedy to terminate this Lease and recovers possession of the Property, Landlord may recover from Tenant all Rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time Landlord terminates this Lease and recovers possession of the Property, plus a sum equal to the then current Liquidated Damages Security as liquidated damages, as Landlord’s sole and exclusive damages, in lieu of Landlord’s actual damages for loss of rent and other damages thereafter accruing as a result of Tenant’s event of default (other than a Letter of Credit Default) as set forth in Section 16, which the parties agree is impossible of precise determination, and the parties agree that such amount is a reasonable, agreed upon estimate of Landlord’s actual damages and not a penalty. Notwithstanding anything to the contrary set forth in this Section 16(j) or elsewhere in this Lease, Landlord shall not be entitled to terminate this Lease, recover possession of the Property and recover the Liquidated Damages Security unless Landlord shall first deliver to Tenant an additional written notice of Landlord’s intention to terminate this Lease, recover possession of the Property and recover the Liquidated Damages Security (the “Additional Notice”) and such event of default is not cured by Tenant within five (5) days after Tenant’s receipt of the Additional Notice. Except as expressly set forth in this Section 16(j), Landlord shall have no right to recover the Liquidated Damages Security.

17.                               LANDLORD’S RIGHT TO CURE. Landlord may (but shall not be obligated), on five (5) days notice to Tenant (except that no notice need be given in case of emergency) cure on behalf of Tenant any default hereunder by Tenant, and the cost of such cure (including any attorney’s fees incurred) shall be deemed Additional Rent payable upon demand.

18.                               INSURANCE. Tenant shall at all times during the Term, including any renewal or extension thereof, at Tenant’s sole cost and expense, maintain in full force and effect with respect to the Property and Tenant’s use thereof from insurance companies reasonably acceptable to Landlord: (i) commercial general liability insurance, covering injury to person and property in amounts at least equal to Three Million Dollars ($3,000,000) per occurrence and annual aggregate limit for bodily injury and Two Million Dollars ($2,000,000) per occurrence and annual aggregate limit for property damage, with increases in such limits as Landlord may from time to time reasonably request, and (ii) all-risk or fire and extended coverage insurance upon all furniture, trade fixtures, equipment and other personal property in, and all alterations and improvements performed by Tenant to, the Property for the full replacement value of the same. All liability insurance policies shall name Landlord, the Property Manager and at Landlord’s request any mortgagee of all or any portion of the Property as additional insureds. Tenant shall deliver to Landlord certificates of such insurance at or prior to the Commencement Date, together with evidence of paid-up premiums, and shall deliver to Landlord renewals thereof at least thirty (30) days prior to expiration. All such policies and certificates shall provide that such insurance coverage may not be cancelled or materially amended unless Landlord, the Property Manager and any mortgagee designated by Landlord as aforesaid are given at least thirty (30) days prior written notice of the same. Landlord agrees to maintain property, casualty and liability insurance in such amounts and with such coverages as Landlord determines is prudent (and as Landlord’s bank may require), the cost thereof to be paid by Tenant as part of Additional Rent, and to provide Tenant with a copy of any certificate of insurance. Landlord covenants and agrees that from and after the Commencement Date, Landlord will carry and maintain the following insurance: (a) Commercial general liability insurance covering the Land, the Building and the Property against claims for personal or bodily injury or death or property damage occurring upon, in or about the Land, the Building and the Property (including contractual, indemnity and liability coverage to cover Landlord’s indemnities set forth herein), such insurance to afford protection to the limit of not less than $3,000,000.00 combined single limit or such higher limits as Landlord may elect, at its option, or as Landlord’s mortgage may require Landlord to carry from time to time, on an occurrence basis, in respect to injury or death to any number of persons and broad from property damage .arising out of any one occurrence. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided, for in Section 19 of this Lease. Such policy shall be written in the name of Landlord, with Tenant and any other parties reasonably designated by Landlord or Tenant from time to time as additional insureds; and (b) Property insurance on a “special perils” extended coverage basis (including coverage against fire, wind, vandalism, malicious mischief, water damage and sprinkler leakage) covering the Property and the Building in an amount not less than 100% of the full replacement cost thereof, subject to customary deductibles.

19.                               LIABILITY.

(a)                                 Landlord (for purposes of Sections 19 and 20 only, defined as Landlord and its officers, members, directors, employees, agents, invitees contractors, mortgagees and all their respective successors and assigns) shall not be liable to Tenant (for purposes of Sections 19 and 20 only, defined as Tenant, and its officers, shareholders, directors, employees, agents, contractors, mortgagees and lenders, and their respective successors and assigns), and Tenant hereby releases Landlord for any loss of life, personal injury or damage to property in the Property from any cause whatsoever unless such loss, injury or damage is the result of the negligence or willful misconduct of Landlord. Tenant shall and does hereby indemnify and hold Landlord harmless from and against any and all claims, actions, damages, liability and expenses (including reasonable attorneys’ fees) in connection with any loss of life, personal injury or damage to property in or about the Property or arising out of the use or occupancy of the Property by Tenant, its agents, employees, invitees or contractors, or occasioned in whole or in part by Tenant, its agents, employees, invitees or contractors, except to the extent such loss, injury or damage was caused by the negligence or willful misconduct of Landlord, its agents or employees. Landlord shall and does hereby indemnify and hold Tenant, its agents and employees harmless from and against any and all claims, actions, damages, liability and expenses (including reasonable attorneys fees) in connection with any loss of life or personal injury arising out of the use or occupancy of the Property by Landlord except to the extent such loss, injury or damage was caused by the negligence or willful misconduct of Landlord. Landlord’s and Tenant’s respective covenants, obligations and liabilities under this Section shall survive the expiration or earlier termination of this Lease. The indemnification obligations under this Paragraph shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the indemnified party, or any other person, under Workers or Workman’s Compensation statutes, disability benefits statutes or other employee benefit laws. If the party to be indemnified is made a party to any litigation commenced by or against it for which it is to be indemnified, then the indemnifying party shall protect, defend and hold harmless and pay all court costs, penalties, charges, damages, reasonable expenses and reasonable attorney’s fees actually incurred in defending the indemnified party. Notwithstanding the foregoing, the indemnified party, at its election, shall be entitled to defend itself in any such litigation, at the sole cost and expense of such indemnified party.

(b)                             Notwithstanding anything to the contrary contained in this Lease, it is expressly understood and agreed by Tenant that none of Landlord’s covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord and any liability for damage or breach or nonperformance by Landlord, its agents or employees or for the negligence of Landlord, shall be collectible only out of Landlord’s interest in the Building and no personal liability is assumed by, nor at any time may be asserted against, Landlord; all such liability, if any, being expressly waived and released by Tenant. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord or Tenant be liable to the other for any consequential damages, lost profits, loss of business or other similar damages, regardless of whether the same arises out of the negligence of a party.

20.                       ENVIRONMENTAL MATTERS.

(a)                                    Tenant shall conduct, and cause to be conducted, all operations and activity at the Property in compliance with, and shall in all other respects applicable to the Property comply with, all applicable present and future federal, state, municipal and other governmental statutes, ordinances, regulations, orders, directives and other requirements, and all present and future requirements of common law, concerning the environment (hereinafter collectively called “Environmental Statutes”) including, without limitation, (i) those relating to the generation, use, handling, treatment, storage, transportation, release, emission, disposal, remediation or presence of any material, substance, liquid, effluent or product, including, without limitation, hazardous substances, hazardous waste or hazardous materials, (ii) those concerning conditions at, below or above the surface of the ground, (iii) those concerning conditions in, at or outside the Building, and (iv) any items which may be or are regulated or controlled by the Food and Drug Administration (FDA); specifically including any items, products or drugs manufactured or synthesized by Tenant which may, in whole or in part, become regulated or controlled by the FDA or be subject to any Environmental Statute (hereinafter “FDA Regulated Items”).

(b)                                 Tenant shall not cause or suffer or permit to occur in, on or under the Property any generation, use, manufacturing, refining, transportation, emission, release, treatment, storage, disposal, presence or handling of hazardous substances, hazardous wastes or hazardous materials (as such terms are now or hereafter defined under any Environmental Statute) or any other material, substance, liquid, effluent or product now or hereafter regulated by any Environmental Statute (all of the foregoing herein collectively called “Hazardous Substances”), including specifically CERCLA, RCRA, HSCA, Clean Streams Law, and any other federal, state or local act, regulation or ordinance, except that construction materials (other than asbestos or polychlorinated biphenyls), office equipment, fuel and similar products (if contained in vehicles) and cleaning solutions, and other maintenance materials that are or contain Hazardous Substances may be used, generated, handled or stored on the Property, provided such is incident to and reasonably necessary for the operation and maintenance of the Property for the Permitted Use and is in compliance with all Environmental Statutes and all other applicable governmental requirements. Should Tenant, its agents, employees, contractors or invitees cause any release of Hazardous Substances at the Property, Tenant shall immediately notify Landlord in writing and immediately contain, remove and dispose of, such Hazardous Substances and any material that was contaminated by the release and to remedy and mitigate all threats to human health or the environment relating to such release. When conducting any such measures the Tenant shall comply with all Environmental Statutes.

(c)                                  Tenant hereby agrees to indemnify and to hold harmless Landlord of, from and against any and all expense, loss or liability suffered by Landlord by reason of Tenant’s breach of any of the provisions of this Section, including, but not limited to, (i) any and all expenses that Landlord may incur in complying with any Environmental Statutes, (ii) any and all costs that Landlord may incur in studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of any Hazardous Substance, FDA Regulated Item or waste at or from the Property, (iii) any and all costs for which Landlord may be liable to any governmental agency for studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of a Hazardous Substance, FDA Regulated Item or waste at or from the Property, (iv) any and all fines or penalties assessed, or threatened to be assessed, upon Landlord by reason of a failure of Tenant to comply with any obligations, covenants or conditions set forth in this Section, and (v) any and all legal fees, engineering fees, remediation costs and all other costs incurred by Landlord in connection with any of the foregoing.

(d)                                    Tenant’s covenants, obligations and liabilities under this Section shall survive the expiration or earlier termination of this Lease.

(e)                                  Landlord shall, prior to the execution of this Lease, deliver to Tenant copies of any TSP, Phase I and/or Phase II reports in Landlord’s possession. These environmental reports shall not constitute a representation, covenant or warranty as to the presence or absence of any hazardous substance or violation of any environmental statute. Landlord makes no representation regarding any hazardous substances at the Property prior to its date of settlement. Landlord represents to Tenant that Landlord will comply with all environmental statutes, as they pertain to the Property, and Landlord hereby agrees to indemnify Tenant as to any violation of any such environmental statute by Landlord (not caused by an act or omission of Tenant) subsequent to the Commencement Date, including a violation asserted against Landlord arising from any pre-Commencement Date condition on the Property (not caused by an act or omission of Tenant). Landlord hereby agrees to indemnify and to hold harmless Tenant of, from and against any and all expense, loss or liability suffered by Tenant by reason of Landlord’s breach of any of the provisions of this Section 20, limited to (i) any and all expenses that Tenant may incur in complying with any Environmental Statutes, (ii) any and all costs that Tenant may incur in studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of any Hazardous Substance or waste at or from the Property, (iii) any and all costs for which Tenant may be liable to any governmental agency for studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of a Hazardous Substance or waste at or from the Property, (iv) any and all fines or penalties assessed, or threatened to be assessed, upon Tenant by reason of a failure of Landlord to comply with any obligations, covenants or conditions set forth in this Section, and (v) any and all legal fees and costs incurred by Tenant in connection with any of the foregoing.

Provided, however, that prior to Tenant invoking the indemnification provisions of this Section, Tenant shall provide Landlord with written notice of the asserted violation of the Environmental Statutes, upon receipt of which Landlord shall have a reasonable time to develop and implement an appropriate response and compliance plan for submission to applicable governmental authorities for approval.

(f)            Landlord and Tenant acknowledge and agree that prior to Landlord acquiring title to the Property, a prior tenant complained of a possible environmental condition which caused its employees to complain of possible health effects. Tenant acknowledges that Landlord had delivered to Tenant copies of all reports associated with said complaints, in accordance with subparagraph 20 (e) above. In the event of any recurrence of said condition, Landlord’s liability shall be limited to the costs of testing and remediation of said condition.

(g)           Landlord’s covenants, obligations and liabilities under this Section shall survive the expiration or termination of this Lease.

21.          SUBORDINATION. Subject to the terms of this Section 21, this Lease, and the estate, interest and rights hereby created, shall be subordinate to any mortgage or ground lease now or hereafter placed upon the Property or any estate or interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof. As an express condition to Tenant’s agreement to subordinate this Lease to any mortgage or ground lease now or hereafter placed upon the Property, Landlord shall obtain an agreement, in recordable form, executed by the holder of such mortgage or ground lease, obligating Tenant to attorn to any party acquiring title or the right of possession under or by virtue of such mortgage or ground lease and obligating any such party acquiring title or the right of possession to be bound by this Lease and all of Tenant’s rights set forth in this Lease and providing that (a) the term of this Lease shall not be terminated or modified in any respect whatsoever nor the rights of Tenant hereunder or its occupancy of the Property be affected in any way (except as set forth in Section 31(c)) should (i) such ground lease be terminated, (ii) such mortgage be foreclosed, or (iii) any other action be instituted in connection with any such mortgage or ground lease, and (b) Tenant shall not be named as a defendant in any foreclosure action or other proceedings which may be instituted by any party to any such mortgage or ground lease, Landlord shall use its best efforts to obtain, within five (5) days after the execution of this Lease, a nondisturbance agreement, in recordable form, containing the aforesaid provisions and executed by Landlord and the holders of any existing mortgages and ground leases.

22.          ESTOPPEL STATEMENT. Tenant shall from time to time within five (5) business days after request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments or modifications), the dates to which Rent and other charges have been paid, and whether or not, to the best of Tenant’s knowledge, Landlord is in default or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified), and such other information reasonably requested by Landlord.

23.          RESERVATION OF LANDLORD’S RIGHTS. Notwithstanding anything to the contrary contained herein, Landlord explicitly reserves, without limitation, the following rights, each of which Landlord may exercise without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Property and shall not give rise to any claim for setoff or abatement of Rent or any other claim or otherwise affect any of Tenant’s obligations hereunder:

(a)            to decorate or make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Property, including the Building, and during the continuance of such work, to temporarily close doors, entrance ways, corridors or any other public areas of the Building, or to temporarily suspend services or the use of facilities, so long as the Property are reasonably accessible and usable. Notwithstanding the foregoing, in the event there is a failure to furnish the services specified in this Lease, and if such failure is of a material nature so as to render any portion of the Property substantially unusable for the purposes contemplated by this Lease and Tenant does, in fact, stop using the affected portion of the Property, then if such failure continues to remain uncured for more five (5) consecutive days, after Tenant’s issuance of written notice to Landlord specifying such failure, all Rent for the portion of the Property made substantially unusable by said interruption shall be abated pro rata until such failure is remedied;

(b)           to enter the Property at reasonable times during normal business hours and, except in the event of emergency, in which event no notice is required, upon at least twenty-four (24) hours prior notice to inspect the Property and to make repairs, alterations or improvements to the Property or other portions of the Building, provided that Landlord shall use reasonable efforts to avoid material interference to the conduct of Tenant’s business operations therein. Landlord acknowledges and agrees that in the event Landlord must enter the lab areas (defined as any area of the Building where any chemicals or compounds are synthesized as part of Tenant’s business) or any other areas where chemicals are made or used or animals are stored, a Tenant representative shall be required, except, in, the .case of emergencies, to accompany Landlord or its agent for purposes of ensuring the safety of Landlord and to further ensure compliance with FDA Regulations;

(c)              to erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Property in reasonable locations, provided that Landlord shall use reasonable efforts to avoid material interference to the conduct of Tenant’s business operations therein;

(d)           to exclusively utilize the roofs, telephone, electrical and janitorial closets, equipment rooms, building risers and similar areas that are used by Landlord for the provision of Building services; and

(e)           to show the Property to prospective mortgagees and purchasers and, during the twelve (12) months prior to expiration of the Term, to prospective tenants.

24.          WAIVER OF SUBROGATION. Landlord and Tenant each release the other, and all those claiming by, under and through them for any loss or damage which may occur to the property of the other, to the extent of such damaged party’s insurance indemnities, even if such loss or damage shall be brought about by the fault or negligence of such other party, or the agent or employees of such other party; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the applicable policies of insurance shall contain a clause to the effect that this release shall not affect said policies or the right of the insured to recover thereunder. If any policy does not contain such a clause, the insured party shall, at the written request of the other party to this Lease, have such a clause added to said policy if an endorsement so providing is obtainable.

25.          EXPIRATION OF TERM; HOLDING-OVER. Upon or prior to the expiration or earlier termination of this Lease, Tenant shall remove Tenant’s goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Property to Landlord peaceably and quietly in as good order and condition as existed at the inception of the Term, reasonable use and wear thereof, damage from fire and extended coverage type risks, and repairs which are Landlord’s obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant. Should Tenant continue to occupy the Property after the expiration of the Term, including any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limitation of any of Landlord’s rights or remedies therefor) be one at sufferance at a minimum monthly rental, for the first month, equal to one hundred twenty-five percent (125%) of the Rent payable over the last four months, and, subsequent to said first month holdover, at the monthly rental rate equal to two hundred percent (200%) of the Rent payable over the last four (4) months of the Term and any extension, renewal or holdover thereof. No holdover by Tenant or payment by Tenant after the expiration or earlier termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of the Property by summary proceedings or otherwise.

26.          SECURITY INTEREST. Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture and inventory and other personal property of Tenant situate in the Property. Tenant hereby authorizes Landlord to file such financing statements and continuation statements as may be reasonable, necessary or conventional to perfect such security interest. Such security interest shall be under, subject and subordinate to any security interest granted by Tenant to any bank, insurance company or other institutional lender advancing funds to Tenant for use by Tenant in acquiring such personal property, or providing working capital financing to Tenant, and Landlord shall execute such subordination agreements as such lender may reasonably require, provided however that such subordination and Landlord’s duty to execute such subordination agreements shall be subject to the lender agreeing to the following with Landlord: (1) if such lender exercises any right or remedy against such personal property while in the Property, it shall do so only after prior written notice to Landlord, and only after covenanting to restore any damage to the Property caused by such removal, and posting such security for the same as Landlord may reasonably require; (2) if this Lease terminates at the expiration of the term, or sooner as a result of a default by Tenant, such lender shall remove such personal property in which it claims an interest, in accordance with the requirements of clause (1) above, within ten (10) days following written notice from landlord, in default of which the Lender shall be deemed to have abandoned the same, and Landlord may retain or remove and dispose of such personal property without liability to Tenant or such lender, at the cost and expense of Tenant, and such lender shall be liable to Landlord for reasonable storage costs until such personal property is removed.

27.          FINANCIAL STATEMENTS. Upon the request of any mortgagee, prospective mortgagee or prospective purchaser of the Property, Tenant shall provide to Landlord complete copies of Tenant’s latest audited financial statements, and such other information as may be reasonably requested by Landlord or mortgagee.

28.          RENT, USE AND OCCUPANCY TAX. If, during the Term, including any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Property, Tenant’s use of the Property, or upon the amount of rentals collected therefor, Tenant will pay each month, as Additional Rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord.

29.          QUIET ENJOYMENT. Tenant, upon paying the Rent, and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Property during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease and of record.

30.          NOTICES. All notices required to be given hereunder shall be sent by registered or certified mail, return receipt requested, by Federal Express or other overnight express delivery service or by hand delivery against written receipt or signed proof of delivery, to the respective Notice Addresses set forth in Section 1 (Fundamental Lease Provisions), and to such other person and address as each party may from time to time designate in writing to the other. Notices shall be deemed to have been received on the date delivered when sent by hand delivery, the next day when sent by Federal Express or other overnight express delivery service, and within two (2) business days when sent by registered or certified mail.

31.          MISCELLANEOUS.

(a)           Landlord and Tenant each represents and warrants to the other that it has dealt with no broker, agent or other intermediary in connection with this Lease other than Landlord’s Broker and Tenant’s Broker, if any, specified in Section 1 (Fundamental Lease Provisions), and that insofar as each party knows, no other broker, agent or other intermediary negotiated this Lease or introduced Tenant to Landlord or brought the Building to Tenant’s attention for the lease of space therein. Each party agrees to indemnify, defend and hold the other party and its partners, employees, agents, their officers and partners, harmless from and against any claims made by any broker, agent or other intermediary other than Landlord’s Broker or, if applicable, Tenant’s Broker, with respect to a claim for broker’s commission or fee or similar compensation brought by any person in connection with this Lease, provided that the indemnified party has not in fact retained such broker, agent or other intermediary. Landlord agrees to pay all commissions payable to Landlord’s Broker pursuant to a separate, written agreement between Landlord and Landlord’s Broker. If any Tenant’s Broker is specified in Section 1 (Fundamental Lease Provisions), Landlord’s Broker shall pay Tenant’s Broker a co-brokerage commission pursuant to a separate, written agreement between Landlord’s Broker and Tenant’s Broker.

(b)           The term “Tenant” as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, limited liability companies, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. This Lease shall not inure to the benefit of any assignee, transferee or successor of Tenant except in accordance with the provisions of Section 12 of this Lease. Subject to the foregoing limitation, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant, its successors and assigns.

(c)           The term “Landlord” as used in this Lease means the fee owner of the Building or, if different, the party holding and exercising the right, as against all others to possession of the entire Building. In the event of the voluntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant’s security deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of the Landlord hereunder (either in terms of ownership or possessory rights). The successor in interest shall not (i) be liable for any previous act or omission of a prior landlord; (ii) be subject to any rental offsets or defenses against a prior landlord; (iii) be bound by any payment by Tenant of Rent in advance in excess of one (1) month’s Rent; or (iv) be liable for any security not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

(d)           If either Landlord or Tenant institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, the prevailing party shall be entitled to all reasonable costs and expenses incurred by the prevailing party in connection with such litigation, including, without limitation, reasonable attorneys’ fees.

(e)           Time is of the essence of this Lease and all of its provisions

(f)            If Landlord or Tenant is delayed or prevented from performing any of their respective obligations under this Lease due to strikes, acts of God, shortages of labor or materials, war, terrorism, civil disturbances or other causes beyond the reasonable control of the performing party (“Force Majeure”), the period of such delay or prevention shall be deemed added to the time herein provided for the performance of any such obligation by the performing party. Notwithstanding the foregoing, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

(g)           Tenant may, with Landlord’s written consent, record a Memorandum of Lease to evidence Tenant’s equitable interest in the Property However, said Memorandum of Lease shall not be recorded or effective until such time as Tenant provides to Landlord such forms as Landlord may reasonably require to extinguish and remove said Memorandum, including, but not limited to, a fully executed termination agreement and power of attorney, in recordable form, which shall be held in escrow by counsel to Landlord.

(h)           Any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Lease or any amendments or exhibits hereto.

(i)            This Lease, the exhibits, and any riders attached hereto and forming a part hereof set forth all of the promises, agreements, conditions, warranties, representations, understandings and promises between Landlord and Tenant relative to the Property, the Building, the Property and this leasehold and Tenant expressly acknowledges that Landlord and Landlord’s agents have made no representation, agreements, conditions, warranties, representations, understandings or promises, either oral or written, other than as herein set forth, with respect to the Property, the Building, the Property, this leasehold or otherwise. No alteration, amendment, modification, waiver, understanding or addition to this Lease shall be binding upon Landlord unless reduced to writing and signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord. Tenant agrees to execute any amendment to this Lease required by a mortgagee of the Building, which amendment does not materially adversely affect Tenant’s rights or obligation hereunder.

(j)            The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

(k)           If any provision contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (and the application of such provision to the persons or circumstances, if any, other than those as to which it is invalid or unenforceable) shall not be affected thereby, and each and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(l)            This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflict of laws.

(m)          This Lease may be executed in two or more counterparts, each of which shall be deemed to be an original hereof, but all of which, taken together, shall constitute one and the same instrument.

32.          EXPANSION OPTION. Tenant may elect to expand the Building at any time during the Term of this Lease, or any renewal thereof (hereinafter “Expansion Space”). Tenant shall be responsible for securing the approvals of all municipal and governmental authorities for such Expansion Space. Tenant shall also be required to secure the written consent of Landlord and any mortgagee of Landlord. All rent for the Expansion Space shall be as negotiated by Landlord and Tenant. At the time Tenant seeks approval from Landlord and any mortgagee of Landlord, Tenant shall provide to Landlord and the mortgagee detailed plans and construction specifications for the Expansion Space. Nothing in this paragraph shall create any obligation on any party to either construct the Expansion Space or to grant approval or permission to construct said Expansion Space.

33.          LANDLORD’S DEFAULT; TENANT’S REMEDIES.

(a)           Landlord shall be in default of this Lease if it fails to perform any provision of this Lease that it is obligated to perform and if the failure to perform is not cured within thirty (30) days after written notice of the default has been given by Tenant to Landlord (or such longer period as is reasonably required to correct any such default, provided Landlord promptly commences and diligently continues to effectuate a cure and in all events completes such cure within ninety (90) days of such notice from Tenant).

(b)           If Landlord shall have failed to cure a default by Landlord after expiration of the applicable time, if any, for cure of a particular default, Tenant may, at its election, but without obligation therefor (i) seek specific performance of any obligation of Landlord, after which Tenant shall retain, and may exercise and enforce, any and all rights which Tenant may have against Landlord as a result of such default, (ii) from time to time without releasing Landlord in whole or in part from Landlord’s obligation to perform any and all covenants, conditions and agreements to be performed by Landlord hereunder, cure the default at Landlord’s cost, and/or (iii) exercise any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Any reasonable cost incurred by Tenant in order to cure such a default by Landlord shall be due immediately from Landlord, together with interest. In addition, should Tenant obtain a monetary judgment against Landlord, Tenant may abate or set off such judgment against Rent next due under this Lease until Tenant has fully recovered the amount of such judgment. Except as set forth in the preceding sentence, Tenant shall not abate or set off against Rent as a result of an event of default by Landlord.

34.          DELIVERY FOR EXAMINATION. DELIVERY OF THE LEASE TO TENANT SHALL NOT BIND LANDLORD IN ANY MANNER, AND NO LEASE OR OBLIGATIONS OF

LANDLORD SHALL ARISE UNTIL THIS INSTRUMENT IS SIGNED BY BOTH LANDLORD AND TENANT.

IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first above written.

LANDLORD:

Witness:	502 WOC PROPERTIES, LP,
a Pennsylvania limited partnership

	By:	502 WOC Management, LLC, a
Pennsylvania limited liability company, its
sole general partner

/s/ [ILLEGIBLE]	By:	/s/ Olin M. Belsinger
Olin M. Belsinger, Member

TENANT:

Attest:	CONCURRENT PHARMACEUTICALS, INC.

/s/ [ILLEGIBLE]	By:	/s/ John J. Baldwin
	Name:	John J. Baldwin
	Title:	President

EXHIBIT “A”

PROPERTY

Fidelity National Title Insurance Company of New York SCHEDULE C DESCRIPTION

File No. 12083

ALL THAT CERTAIN lot or piece of ground Situate in Upper Dublin Township, Montgomery County, PA, bounded & described according to a Final Subdivision Recorded Plan prepared by Robert T. Bennett, P.E. & Phillip C. Kretschman, Surveyors dated 10/3/87 last reviewed 4/3/87 & recorded in Plan Book A48 pg. 340 as follows to wit:

BEGINNING at a point on the Southeasterly side of West Center Drive, said point being a corner of Lot #19 as shown on the above mentioned plan; thence extending from said beginning point along Lot 19, South 30 degrees 57 minutes 37 seconds East 458.00 feet to a point, a corner of a portion of Lot 33 as shown on the above mentioned plan; thence along the same the (3) following courses & distances (1) South 59 degrees 02 minutes 23 seconds West 356.00 feet to a point, (2) North 30 degrees 57 minutes 37 seconds West 103.00 feet to a point & (3) South 59 degrees 02 minutes 23 seconds West 109.00 feet to a point a corner of Parcel (A). Thence extending along the same North 30 degrees 57 minutes 37 seconds West 355.00 feet to a point on the Southerly side of a 60 feet wide access easement & West Office Center Drive. Thence extending along the same North 59 degrees 02 minutes 23 seconds East 465.00 feet to point being the first mentioned point & place of beginning.

BEING Premises A: 502 Office Center Drive.

TOGETHER with all & singular the buildings & Improvements, Ways Streets, Alleys, Watercourses, Rights, Liberties, Privileges, Hereditments & Appurtenances, whatsoever thereunto belonging or in any wise appertaining, & the Revisions & Remainder, Rent, Issues & Profits belonging to thereof; and all the Estate, Right, Title, Interest, Property, Claim, & Demand whatsoever of said Grantor in law as equity, or otherwise howsoever, of, in, & to the same of every part thereof.

BEING PARCEL #54-00-16380-00-9

Property Parcel Number 54-00-16380-00-9 &50-4

BEING the same premises which William S. Taylor et al by Deed dated 2/11/02 and recorded 3/15/02 in the office of the Recorder of Deeds in and for the County of MONTGOMERY AT NORRISTOWN, COMMONWEALTH OF PENNSYLVANIA in Deed Book 5400 Page 158 granted and conveyed unto The Chase Manhattan Bank as Trustee for the Registered Holders of Merrill Lynch Mortgage Investors Inc..

EXHIBIT “B”

PLAN

SOUTH BRUNSWICK INDUSTRIAL PROPERTIES LIMITED PARTNERSHIP
CONCRETE CURB
WEST OFFICE CENTER DRIVE
N 59°02'23" E
465.00'
LEGAL RIGHT-OF-WAY
BUILDING SETBACK LINE
S 30°57'37" E
458.00'
N 30°57'37" W
355.00'
EXISTING BUILDING
BUILDING S.F. 40,229 (EXTERIOR)
S 59°02'23" W 109.00'
N 30°57'37" W
103.00'
S 59°02'23" W
356.00'
SOUTH BRUNSWICK INDUSTRIAL PROPERTIES LIMITED PARTNERSHIP
LEGEND

EXHIBIT “C”

LANDLORD’S WORK

Roof: The roof will be a commercial grade roof that meets local code, eliminates ponding, is free of leaks, and provides a minimum R value of 22. Landlord shall begin replacing the roof within thirty (30) days after receipt of written notice from Tenant, and shall complete the work within seventy-five (75) days after receipt of such notice from Tenant.

Parking Lot: The parking lot shall be properly patched to remove holes then resurfaced with a new wear surface of 2” minimum macadam and striped with appropriate signage to meet local codes and necessary for traffic control. Landlord shall begin such work within thirty (30) days after receipt of written notice from Tenant, and shall complete such work within forty-five (45) days after receipt of such notice from Tenant, but in any event no later than November 1, 2002.

EXHIBIT “D”

TENANT’S PLANS

Concurrent Pha
Phase I

Rad Waste
Chem Waste
Chem Storage
Shipping & Receiving
Mechanical Room
Glass Wash
Cold Room
Compound Handling
Analytical
NMR
Phase II Labs
Phase II Labs

Building Total 47,000 sf
Ph I 24,200 sf
Ph II 16,000
Ph III 7,000

Ph I

Chemistry labs	2,500 sf
Biology	2,500 sf
Lab support	2,000 sf
Office/work stations	11,000 sf
All other	6,200 sf
Total	24,200 sf

Prepared by Kevin F. Farrell, CPE

EXHIBIT “E”

BUILDING RULES AND REGULATIONS

1.                                      The sidewalks, entryways, passages, corridors, stairways and elevators shall not be used by Tenant for purposes other than ingress or egress to and from the Property. All safes or other heavy articles shall be carried up or into the leased premises only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify a maximum weight and proper position or location of any such safe or other heavy article. The Tenant shall pay for any damage done to the Building by taking in or removing any safe or from overloading any floor in any way. The Tenant shall pay for the cost of repairing or restoring any part of the Building, which shall be defaced or injured by Tenant, its agents or employees.

2.                                      No, sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside of the Building unless of such color, size and style and in such place upon or in the Building as shall first be designated by Landlord.

3.                                      Tenant shall not do or permit anything to be done at the Property, or bring or keep anything therein, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or conflict with the laws relating to fire prevention and safety, or with any regulations of the fire department, or with any rules or ordinances of any Board of Health or other governing bodies having jurisdiction over the Building.

4.                                      The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or abuse by Tenant or its agents, employees or invitees, shall be borne by the Tenant.

5.                                      Nothing shall be thrown out of the windows of the Building or down the stairways or other passages.

6.                                      Tenants shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

7.                                      If Tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to what and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted.

8.                                      No portion of the Building shall be used for the purposes of lodging rooms or for any immoral or unlawful purposes.

EXHIBIT “F”

SPECIFICATIONS FOR

JANITORIAL SERVICES

All janitorial services shall be sole responsibility of Tenant, at Tenant’s sole expense

Client#: 1862	CONCURRE
ACORDTM CERTIFICATE OF LIABILITY INSURANCE	DATE (MM/DD/YY)
07/09/02
PRODUCER

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

(MA) William Gallagher Assoc.
Insurance Brokers, Inc.
200 State Street, 13th Floor Boston, MA 02109-2694
INSURERS AFFORDING COVERAGE

INSURED	INSURER A: St. Paul Fire & Marine Insurance Co.
Concurrent Pharmaceuticals, Inc.	INSURER B:
200 Barr Harbor Drive Suite 400	INSURER C:
Conshohocken, PA 19428	INSURER D:
INSURER E:

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR			POLICY EFFECTIVE	POLICY EXPIRATION
LTR	TYPE OF INSURANCE	POLICY NUMBER	DATE (MM/DD/YY)	DATE (MM/DD/YY)	LIMITS

A	GENERAL LIABILITY	VP04601227	08/30/01	08/30/02	EACH OCCURRENCE			$1,000,000
	☒ COMMERCIAL GENERAL LIABILITY				FIRE DAMAGE (Any one fire)			$250,000
	☐ CLAIMS MADE ☒ OCCUR				MED EXP (Any one person)			$10,000
					PERSONAL & ADV INJURY			$1,000,000
					GENERAL AGGREGATE			$2,000,000
	GEN’L AGGREGATE LIMIT APPLIES PER:				PRODUCTS -COMP/OP AGG			$2,000,000
	☐ POLICY ☐ PROJECT ☐ LOC

	AUTOMOBILE LIABILITY				COMBINED SINGLE LIMIT (Ea accident)		$
	☐ ANY AUTO				BODILY INJURY (Per person)		$
	☐ ALL OWNED AUTOS				BODILY INJURY (Per accident)		$
	☐ SCHEDULED AUTOS
	☐ HIRED AUTOS				PROPERTY DAMAGE (Per accident)		$
	☐ NON-OWNED AUTOS

	GARAGE LIABILITY				AUTO ONLY - EA ACCIDENT		$
	☐ ANY AUTO				OTHER THAN	EA ACC	$
					AUTO ONLY:	AGG	$

A	EXCESS LIABILITY	VP04601227	08/30/01	08/30/02	EACH OCCURRENCE			$1,000,000
	☐ OCCUR ☐ CLAIMS MADE				AGGREGATE			$1,000,000
							$
	☐ DEDUCTIBLE						$
	☒ RETENTION $$10, 000						$

	WORKERS COMPENSATION AND				WC STATUTORY LIMITS	OTHER
	EMPLOYERS’ LIABILITY				E.L. EACH ACCIDENT		$
					E.L. DISEASE - EA EMPLOYEE		$
					E.L. DISEASE - POLICY LIMIT		$

	OTHER

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS

502 WOC Associates, L.P. c/o Westglen Developments, Inc. is named as additional insured with respects to the Lease agreement set forth. All coverages are subject to terms and conditions of policy forms. “Endeavor to” wording is stricken and does not apply.

CERTIFICATE HOLDER	ADDITIONAL INSURED; INSURER LETTER:	CANCELLATION

502 WOC Associates, L.P.

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUTFAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER,ITS AGENTS OR REPRESENTATIVES.

c/o: Westglen Developements, Inc
9 Old Lincoln Highway
Suite 104
Malvern, PA 19355

AUTHORIZED REPRESENTATIVE
/s/ [ILLEGIBLE]

ACORD 25-S (7/97)1 of 2 #15933	AMT © ACORD CORPORATION 1988

IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is made and entered into as of this 11th day of July 2002, by and between 502 WOC PROPERTIES, LP, a Pennsylvania limited partnership whose address is c/o Westglen Developments, Inc., 9 Old Lincoln Highway, Suite 104, Malvern, PA 19355 (“Landlord”), and CONCURRENT PHARMACEUTICALS, INC., a Pennsylvania corporation whose address is 502 West Office Center Drive, Fort Washington, PA 19034 (“Tenant”).

WITNESSETH:

WHEREAS, Landlord is owner of the building consisting of approximately 47,000 rentable square feet (the “Building”), and the parcels of land on which the Building is located, together with all improvements thereon, situate at 502 West Office Center Drive, Fort Washington, Pennsylvania as more particularly described in Exhibit A attached hereto, and as more fully shown and identified on the plan attached hereto as Exhibit B (the “Property”); and

WHEREAS, Landlord and Tenant are parties to that certain Agreement of Lease dated July 11, 2002, pursuant to which Landlord leases to Tenant, and Tenant leases from Landlord, the Property (the “Lease”); and

WHEREAS, the parties desire to set forth certain terms of the Lease in this Memorandum, and to record this Memorandum in the Office of the Recorder of Deeds of Montgomery County, Pennsylvania.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Lease, and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.                                      Lease Term.

(a)                                 The initial term (the “Initial Term”) shall be ten (10) years and six (6) months commencing on the day that is two (2) business days subsequent to Landlord’s acquisition of the Property (the “Commencement Date”) and ending on the date (the “Expiration Date”) which is (i) the day immediately preceding the ten (10) year and six (6) month anniversary of the Commencement Date, if the Commencement Date is the first day of a calendar month, or (ii) the last day of the calendar month in which the ten (10) year and six (6) month anniversary of the Commencement Date occurs, if the Commencement Date is any day other than the first day of a calendar month. The first lease year of the Initial Term shall commence on the Commencement Date and shall end on (i) the day immediately preceding the first anniversary of the Commencement Date, if the Commencement Date is the first day of a calendar month, or (ii) the last day of the month in which the first anniversary of the Commencement Date occurs, if the Commencement Date is any day other than the first day of a calendar month. Each lease year after the first lease year shall be a consecutive twelve (12) month period commencing on the first day of the calendar month immediately following the preceding lease year, except for the final six (6) month period designated in section 1(d) of the Lease as months 121 through 126. The

Initial Term including each and every Renewal Term is sometimes referred to herein as the “Term”.

(b)                                 Provided Tenant is not in default of any provision of this Lease beyond any applicable notice and/or cure period set forth herein, Tenant shall have the right to extend this Lease for three (3) individual five (5) year terms by forwarding to Landlord, at least twelve (12) months prior to end of the Term or the then current renewal period, written notice of Tenant’s election to extend this Lease for each such renewal term.

2.                                      Right of First Refusal to Purchase. Section 2 of the Lease provides as follows:

“(a)                           During the Term of this Lease, Landlord shall, if Landlord elects to offer the Property for sale, provide Tenant with thirty (30) days written notice of said intent prior to listing the Property for sale with any commercial broker or offering/advertising the Property for sale to any third party. During such 30-day period, Landlord and Tenant shall negotiate the sale of the property to Tenant. In the event Landlord and Tenant do not enter into an agreement of sale to purchase the Property during the thirty (30) day period, Tenant shall continue to have the right to purchase the Property as set forth more fully below.

(b)                                 If during the Term and after the expiration of the notice period contemplated by subparagraph (a) next-above, if applicable; Landlord shall receive a bona fide offer (for purposes of this Lease, defined as any written proposal to purchase, letter of intent or agreement of sale which sets forth the purchase price, settlement date, financing conditions, if any, and inspection conditions, if any, [“Essential Terms”]) [the “Offer”] from an independent third party to purchase the Property or any portion thereof, which Offer Landlord is willing to accept, Landlord shall deliver a true, correct and complete copy of said Offer to Tenant (except that Landlord may delete the identity of the proposed purchaser). Thereafter, Tenant shall have the right to purchase the Property upon the same terms and conditions as contained in the Offer, provided Tenant shall so indicate its intention to Landlord in writing within fifteen (15) calendar days after the date of Tenant receiving the copy of said Offer and Tenant shall deposit with Landlord’s lender, in an account titled in Landlord’s and Tenant’s names a check in the amount of One Thousand Dollars ($1,000.00) as additional consideration which sum will be credited against the deposit and the purchase price specified in the Offer. In the event Tenant fails to deliver said notice and fails to deposit the One Thousand Dollars ($1,000.00) within said fifteen (15) days, Tenant shall be deemed to have waived its right to purchase the Property

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pursuant to such Offer. Landlord shall not be required to provide any additional notice to Tenant. Closing of the sale shall take place within the time period provided in the Offer, or, if no determinable date is calculable from the terms of the Offer, within ninety (90) days after the acceptance of the Offer by Tenant. If within said fifteen (15) day period Tenant does not elect to purchase said real property Landlord may proceed to sell said real property to the original offeror upon the Essential Terms contained in the Offer, or as are contained an agreement of sale between Landlord and the prospective purchaser, or such additional Essential Terms as are not materially more favorable to the purchaser than stated in the Offer. Any extension of the inspection period or time for settlement under the Offer or adjustment to the purchase price under the Offer, which are negotiated in good faith in response to the results of the proposed purchaser’s due diligence examination shall not be considered a material change in the Essential Terms. If Landlord shall sell the Property after a failure by Tenant to exercise its right of first refusal set forth in this Section 2, such sale shall be subject to this Lease, and the right of first refusal set forth herein shall continue and shall be applicable to subsequent sales of the Property. In the event Landlord does not settle the sale with the third-party purchaser, the Tenant shall have the right to again exercise a right of first refusal as to any new offers received by Landlord if from a different third party purchaser, subject to all the provisions of this Lease. Tenant’s rights under this Section 2 shall survive any conveyance of the Property in violation of the terms of this Section 2. Any transfer made to any mortgagee pursuant to a default by Landlord under its obligations to said mortgagee shall not be deemed a transfer in violation of this Section, nor will said transfer be subject to Tenant’s right of first refusal hereunder.

(c)                                  Tenant’s right of first refusal set forth above shall not apply to any transfer of the Property in mortgage foreclosure, by deed in lieu of foreclosure or as part of a settlement with the mortgagee.

(d)                                 Landlord shall have no obligation to notify Tenant of Landlord’s intention to sell and Tenant shall have no right to purchase the Property at any time during which Tenant is in default under any of the provisions of this Lease. The right of first refusal set forth in this Section shall terminate automatically if at any time after Landlord and Tenant enter into an agreement of sale and purchase, pursuant to the terms of this Section, Tenant defaults under any of the provisions of this Lease and Landlord gives Tenant written notice of such default; in which event this Section shall be deemed to

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be null and void and of no further force or effect. In addition, Tenant’s right of first refusal shall terminate automatically if Tenant transfers this Lease without Landlord’s consent in violation of Section 12 of this Lease.

(e)                                  In the event Tenant elects to exercise its right of first refusal, Tenant shall receive at closing on the Property a credit towards the purchase price from Landlord of Two Hundred Fifty Thousand Dollars ($250,000.00).

(f)                                   In the event, Tenant elects not to exercise its right of first refusal under this Section 2 and Landlord sells the Property to another third party which has no affiliation or relationship with Tenant, which sale occurs during the Term of this Lease, then Tenant shall receive, at time of settlement with said third-party purchaser, the cash sum of Two Hundred Fifty Thousand Dollars ($250,000.00).”

3.                                      Miscellaneous.

(a)                                 It is the intention of this Memorandum to give notice of the existence of, and of certain terms and conditions of, the Lease, and this Memorandum is not intended to supersede, diminish, add to or change any of the terms and conditions of the Lease.

(b)                                 All of the terms and conditions of the Lease are incorporated herein by this reference to the same extent as set forth herein at length, and the failure to include any such terms or conditions shall not prejudice Landlord’s or Tenant’s rights with respect thereto.

(c)                                  All capitalized terms not separately defined herein, shall have the meanings that are ascribed to them in the Lease.

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IN WITNESS WHEREOF, the parties have executed this Memorandum as of the day and year set forth above.

Witness:		LANDLORD:

502 WOC PROPERTIES, LP,
a Pennsylvania limited partnership

		By:	502 WOC Management, LLC, a
Pennsylvania limited liability company, its sole
general partner

/s/ [ILLEGIBLE]		By:	/s/ Olin M. Belsinger
Olin M. Belsinger, Member

Attest:		TENANT:

CONCURRENT PHARMACEUTICALS, INC.,
a Pennsylvania corporation

By:	/s/ [ILLEGIBLE]	By:	/s/ John J. Baldwin
			[ILLEGIBLE]	, President

5

COMMONWEALTH OF PENNSYLVANIA	:
	:	ss
COUNTY OF CHESTER	:

On this, the 12th day July, 2002, before me, the undersigned officer, personally appeared OLIN M. BELSINGER, who acknowledged himself to be the Member of 502 WOC MANAGEMENT, LLC, a Pennsylvania limited liability company, the sole general partner of 502 WOC PROPERTIES, LP, a Pennsylvania limited partnership, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the partnership by himself as such officer.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Beverly J. Ellis
Notary Public

[Notarial Seal]

Notarial Seal
Beverly J. Ellis, Notary Public
Tredyffrin Twp., Chester County
My Commission Expires Sept. 19, 2005
Member, Pennsylvania Association of Notaries

COMMONWEALTH OF PENNSYLVANIA	:
	:	ss
COUNTY OF	:

On this, the 11 day of July 2002, before me, the undersigned officer, personally appeared JOHN J. BALDWIN, who acknowledged himself to be the (Vice) President of CONCURRENT PHARMACEUTICALS, INC., a Pennsylvania corporation, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by herself as such officer.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Jacqueline A. Brokenborough
Notary Public

[Notarial Seal]

Notarial Seal
Jacqueline A. Brokenborough, Notary Public
WestConshohockenBoro,MontgomeryCounty
My Commission Expires Sept. 6, 2004
Member, Pennsylvania Association of Notaries

EXHIBIT A

PROPERTY

Fidelity National Title Insurance Company of New York SCHEDULE C DESCRIPTION

File No. 12083

ALL THAT CERTAIN lot or piece of ground Situate in Upper Dublin Township, Montgomery County, PA, bounded & described according to a Final Subdivision Recorded Plan prepared by Robert T. Bennett, P.E. & Phillip C. Kretschman, Surveyors dated 10/3/87 last reviewed 4/3/87 & recorded in Plan Book A48 pg. 340 as follows to wit:

BEGINNING at a point on the Southeasterly side of West Center Drive, said point being a corner of Lot # 19 as shown on the above mentioned plan; thence extending from said beginning point along Lot 19, South 30 degrees 57 minutes 37 seconds East 458.00 feet to a point, a corner of a portion of Lot 33 as shown on the above mentioned plan; thence along the same the (3) following courses & distances (1) South 59 degrees 02 minutes 23 seconds West 356.00 feet to a point, (2) North 30 degrees 57 minutes 37 seconds West 103.00 feet to a point & (3) South 59 degrees 02 minutes 23 seconds West 109.00 feet to a point a corner of Parcel (A). Thence extending along the same North 30 degrees 57 minutes 37 seconds West 355.00 feet to a point on the Southerly side of a 60 feet wide access easement & West Office Center Drive. Thence extending along the same North 59 degrees 02 minutes 23 seconds East 485.00 feet to point being the first mentioned point & place of beginning.

BEING Premises A: 502 Office Center Drive.

TOGETHER with all & singular the buildings & Improvements, Ways Streets, Alleys, Watercourses, Rights, Liberties, Privileges, Hereditments & Appurtenances, whatsoever thereunto belonging or in any wise appertaining, & the Revisions & Remainder, Rent, Issues & Profits belonging to thereof; and all the Estate, Right, Title, Interest, Property, Claim, & Demand whatsoever of said Grantor in law as equity, or otherwise howsoever, of, in, & to the same of every part thereof.

BEING PARCEL # 54-00-16380-00-9

BEING UPI# 54-00-16380-00-9 &50-4

BEING the same premises which William S. Taylor et al by Deed dated 2/11/02 and recorded 3/15/02 in the office of the Recorder of Deeds In and for the County of MONTGOMERY AT NORRISTOWN, COMMONWEALTH OF PENNSYLVANIA in Deed Book 5400 Page 158 granted and conveyed unto The Chase Manhattan Bank as Trustee for the Registered Holders of Merrill Lynch Mortgage Investors Inc..

EXHIBIT B

SITE PLAN

LOCATION MAP

WEST OFF
N 59°02'23" E
BUILDING SETBACK LINE
255.00'
N 30°57'37" W
EXISTI
BUILDI
S 59°02'23" W 109.00'
N 30°57'37" W
103.00'
S 59°02'

SITE ADDRESS

[illegible]

SITE DATA

[illegible]

OWNER:

[illegible]

CONDITIONAL USE PLAN

PREPARED FOR

CONCURRENT PHARMACEUTICALS, INC

SITUATE IN

UPPER DUBLIN TOWNSHIP

MONTGOMERY COUNTY PENNSYLVANIA

SCALE: 1"=40'

APRIL 10, 2002

JOB No. 02037

FILE: 02037.RH

URWILER & WALTER, INC.

SUMNEYTOWN, PA. 18084

SHEET 1 OF 1

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is made as of this 17th day of September 2003, by and between 502 WOC PROPERTIES, LP, a Pennsylvania limited partnership (“Landlord”), and CONCURRENT PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated July , 2002 (the “Lease”), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, certain property located at 502 West Office Center Drive, Fort Washington, Pennsylvania, as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to clarify certain provisions set forth in the Lease as set forth in this First Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.              Initial Term; Lease Year. Landlord and Tenant hereby acknowledge that the Initial Term of the Lease commenced on July 17, 2002, and shall expire on January 16, 2013. Landlord and Tenant hereby further acknowledge that the current lease year, as determined in accordance with Section l.(e) of the Lease, commenced on August 1, 2003.

2.              Minimum Annual Rent. Notwithstanding anything to the contrary set forth in Section 1.(d) of the Lease, Minimum Annual Rent shall be paid in accordance with the following rent schedule:

Period	Minimum Annual Rent	Monthly Installment	Base Rent/R.S.F.
7/17/02-11/16/02	$0.00	$0.00	$0.00
11/17/02-7/31/03	$423,000.00	$52,875.00	$13.50 NNN
8/1/03-9/30/03	$0.00	$0.00	$0.00
10/1/03-7/31/04	$548,333.30	$54,833.33	$14.00 NNN
8/1/04-7/31/05	$681,500.00	$56,791.67	$14.50 NNN
8/1/05-7/31/06	$705,000.00	$58,750.00	$15.00 NNN
8/1/06-7/31/07	$728,500.00	$60,708.33	$15.50 NNN
8/1/07-7/31/08	$752,000.00	$62,666.67	$16.00 NNN
8/1/09-7/31/10	$775,500.00	$64,625.00	$16.50 NNN
8/1/9-7/31/10	$799,000.00	$66,583.33	$17.00 NNN
8/1/10-7/31/11	$822,500.00	$68,541.67	$17.50 NNN
8/1/11-7/31/12	$846,000.00	$70,500.00	$18.00 NNN
8/1/12-12/31/12	$434,749.98	$72,458.33	$18.50 NNN
1/1/13-1/16/13	N/A	$37,411.78	$18.50 NNN

3.              Except as expressly modified herein, all other terms, provisions and conditions of the Lease shall continue unmodified and shall remain in full force and effect

4.              This First Amendment may be executed in one or more counterparts, and all counterparts together shall be construed as one document.

5.              This First Amendment has been duly authorized, validly executed and delivered by the parties hereto, and constitutes the legal, valid and binding obligation of the parties hereto, enforceable against them in accordance with its terms.

6.              This First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.              All capitalized terms not expressly defined in this First Amendment shall have the meanings ascribed to such terms in the Lease.

[Signatures on following page(s)]

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this First Amendment as of the day and year first above written.

LANDLORD:

502 WOC PROPERTIES, LP,
a Pennsylvania limited partnership

By:	502 WOC Management, LLC, a Pennsylvania limited liability company, its sole general partner

By:	Olin M. Belsinger
Olin M. Belsinger, Member

TENANT:

CONCURRENT PHARMACEUTICALS, INC.

By:	Gregory M. Lumpkin
Name:	Gregory M. Lumpkin
Title:	CFO, Vice President of Finance & Administration

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